SCHEDULE 14A
                                 (Rule 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ] Preliminary Proxy Statement                    [ ] Confidential, for Use of
[X] Definitive Proxy Statement                         the Commission Only (as
[ ] Definitive Additional Materials                    permitted by Rule
[ ] Soliciting Material Pursuant to                    14a-6(e)(2))
    Section 240.14a-12

                            JOURNAL REGISTER COMPANY
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

[ ] Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount previously paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:

[Company logo]









                                                              April 7, 2005





Dear Stockholder:

         You are cordially invited to attend the 2005 Annual Meeting of Stockholders of Journal Register Company, which will be held on Thursday, May 5, 2005, at The Trenton Marriott Hotel at Lafayette Yard, One West Lafayette Street, Trenton, New Jersey 08608, at 10:00 a.m., local time.

         The business to be considered and voted on at the meeting is explained in the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement. We hope that many of you will be able to attend our 2005 Annual Meeting in person. If you plan to attend, please write your name on the enclosed admission ticket and bring it with you to the Annual Meeting.

         Whether or not you plan to attend the Annual Meeting in person, it is important that your shares of Common Stock be represented and voted at the Annual Meeting. Accordingly, after reading the enclosed Notice of Annual Meeting of Stockholders and Proxy Statement, please sign, date and return the enclosed proxy card in the postage-paid envelope provided.

         Thank you for your support of Journal Register Company.

                                                 Sincerely,

                                                 /s/ Robert M. Jelenic
                                                 ----------------------
                                                 Robert M. Jelenic
                                                 Chairman, President and Chief
                                                 Executive Officer

                            JOURNAL REGISTER COMPANY
                               STATE STREET SQUARE
                              50 WEST STATE STREET
                             TRENTON, NJ 08608-1298

                         -------------------------------
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD ON MAY 5, 2005
                         -------------------------------

To the Stockholders of Journal Register Company:

         NOTICE IS HEREBY GIVEN that the 2005 Annual Meeting of Stockholders of Journal Register Company, a Delaware corporation (the "Company"), will be held on Thursday, May 5, 2005, at The Trenton Marriott Hotel at Lafayette Yard, One West Lafayette Street, Trenton, New Jersey 08608, at 10:00 a.m., local time, for the following purposes:

  1. To elect three Class B directors to hold office until the 2008 Annual Meeting of Stockholders;

  2. To ratify the appointment of Ernst & Young LLP as the independent registered public accounting firm for the Company for fiscal year 2005; and

  3. To transact such other business as may properly be presented at the 2005 Annual Meeting or any adjournments or postponements thereof.

         The Board of Directors has fixed the close of business on March 10, 2005 as the record date for the purpose of determining the stockholders who are entitled to notice of and to vote at the 2005 Annual Meeting of Stockholders of the Company and any adjournments or postponements thereof. A list of such stockholders will be available during regular business hours at the offices of the Company at State Street Square, 50 West State Street, Trenton, New Jersey 08608 for the ten days before the meeting, for inspection by any stockholder for any purpose germane to the meeting.

                                                 By Order of the Board of
                                                 Directors,

                                                 /s/ Marc S. Goldfarb
                                                 --------------------
                                                 Marc S. Goldfarb
                                                 Corporate Secretary

Trenton, New Jersey
April 7, 2005



--------------------------------------------------------------------------------
PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENVELOPE PROVIDED, WHETHER OR NOT YOU PLAN TO ATTEND THE 2005 ANNUAL MEETING OF STOCKHOLDERS OF THE COMPANY. IF YOU ATTEND THE MEETING, YOU MAY VOTE YOUR SHARES IN PERSON IF YOU WISH, EVEN IF YOU HAVE PREVIOUSLY RETURNED YOUR PROXY.
--------------------------------------------------------------------------------

                            JOURNAL REGISTER COMPANY
                               STATE STREET SQUARE
                              50 WEST STATE STREET
                             TRENTON, NJ 08608-1298

                         -------------------------------
                                 PROXY STATEMENT
                         -------------------------------

         This Proxy Statement is being furnished to stockholders of Journal Register Company, a Delaware corporation (the "Company"), in connection with the solicitation of proxies by the Company's Board of Directors (the "Board") from holders of the outstanding shares of the Company's common stock, $0.01 par value per share (the "Common Stock"), for use at the 2005 Annual Meeting of Stockholders of the Company to be held on Thursday, May 5, 2005, at The Trenton Marriott Hotel at Lafayette Yard, One West Lafayette Street, Trenton, New Jersey 08608, at 10:00 a.m., local time, and at any adjournments or postponements thereof (the "Annual Meeting"), for the purpose of considering and acting upon the matters set forth herein.

         Only holders of record of Common Stock as of the close of business on March 10, 2005 (the "Record Date") are entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof. At the close of business on the Record Date, the Company had 42,015,728 shares of Common Stock issued and outstanding. Holders of Common Stock are entitled to one vote on each matter considered and voted upon at the Annual Meeting for each share of Common Stock held of record as of the Record Date. Holders of Common Stock may not cumulate their votes for the election of directors. Shares of Common Stock represented by a properly executed proxy, if such proxy is received in time and not revoked, will be voted at the Annual Meeting in accordance with the instructions indicated in such proxy. IF NO INSTRUCTIONS ARE INDICATED, SHARES REPRESENTED BY PROXY WILL BE VOTED "FOR" THE ELECTION, AS CLASS B DIRECTORS OF THE COMPANY, OF THE THREE NOMINEES NAMED IN THE PROXY TO SERVE UNTIL THE 2008 ANNUAL MEETING OF STOCKHOLDERS; "FOR" THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE COMPANY FOR FISCAL YEAR 2005; AND IN THE DISCRETION OF THE PROXY HOLDERS AS TO ANY OTHER MATTER WHICH MAY PROPERLY BE PRESENTED AT THE ANNUAL MEETING OR ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF.

         This Proxy Statement and the accompanying proxy card are being mailed to Company stockholders on or about April 7, 2005.

         Any holder of Common Stock giving a proxy in the form accompanying this Proxy Statement has the power to revoke the proxy prior to its use. A proxy can be revoked (i) by an instrument of revocation delivered prior to the Annual Meeting to the Secretary of the Company, (ii) by a duly executed proxy bearing a later date or time than the date or time of the proxy being revoked or (iii) at the Annual Meeting, if the stockholder is present and elects to vote in person. Mere attendance at the Annual Meeting will not serve to revoke the proxy. All written notices of revocation of proxies should be addressed as follows: Journal Register Company, State Street Square, 50 West State Street, Trenton, NJ 08608-1298, Attention: Marc S. Goldfarb, Corporate Secretary.

         In determining the presence of a quorum at the Annual Meeting, abstentions and broker non-votes (votes withheld by brokers in the absence of instructions from street-name holders) will be included. The Company's Amended and Restated By-laws (the "By-laws") provide that directors are elected by a plurality of the votes cast at the meeting and that all other matters must be approved by the affirmative vote of a majority of the shares present in person or represented by proxy at the meeting and entitled to vote on the matter (unless the matter is one for which the Delaware General Corporation Law, the Company's Amended and Restated Certificate of Incorporation or the Company's By-laws require a different vote). Therefore, with respect to any matter requiring approval of the affirmative vote of a majority of the shares present in person or represented by proxy, abstentions will have the same effect as a vote against the matter, but, with respect to the election of directors, abstentions will be excluded when calculating the number of votes cast on the matter. In all instances, broker non-votes will be excluded from the calculation.

                       PROPOSAL 1 - ELECTION OF DIRECTORS

         The number of directors of the Company, as determined by the Board, is currently nine. The Board consists of three classes: Class A, Class B and Class
C. One of the three classes, comprising one-third of the directors, is elected each year to succeed the directors whose terms are expiring. Directors hold office until the annual meeting for the year in which their terms expire and until their successors are elected and qualified unless, prior to that date, they have resigned, retired or otherwise left office. In accordance with the By-laws, the Board has determined that Class B directors are to be elected at the Annual Meeting, Class C directors are to be elected at the Annual Meeting of Stockholders to be held in the year 2006 and Class A directors are to be elected at the Annual Meeting of Stockholders to be held in the year 2007.

         At the Annual Meeting, three Class B directors are to be elected to the Board, to serve until the Annual Meeting of Stockholders to be held in 2008. The nominees for election at the Annual Meeting are Jean B. Clifton, Joseph A.
Lawrence and Laurna Godwin Hutchinson. Ms. Clifton and Mr. Lawrence are currently directors of the Company. Ms. Hutchinson was recommended to the Company by a stockholder of the Company. If any of the above nominees is unable or unwilling to serve as a director, proxies may be voted for a substitute nominee designated by the present Board. The Board has no reason to believe that any of the above nominees will be unable or unwilling to serve as a director.

         The following table sets forth the name and age (as of the date of the Annual Meeting) of the directors and director nominee, the class to which each director or director nominee has been nominated for election, elected or appointed, their principal occupations at present, the positions and offices, if any, held by each director or director nominee with the Company in addition to their position as a director, and, if applicable, the period during which each has served as a director of the Company.

                                                                                                        SERVED AS A
                                                                                                      DIRECTOR OF THE
NAME                             AGE               PRINCIPAL OCCUPATION - POSITION HELD                COMPANY SINCE
----                             ---               ------------------------------------               ---------------

CLASS B - 2005

Jean B. Clifton                  44    Executive Vice President and Chief Financial Officer                 1997

Joseph A. Lawrence               55    Private Investor and Consultant                                      1997

Laurna Godwin Hutchinson         45    President of Vector Communications Corporation                       (1)

CLASS C - 2006

Robert M. Jelenic                54    Chairman, President and Chief Executive Officer                      1997

John L. Vogelstein               70    Vice Chairman and Member of Warburg Pincus LLC                       1997

Errol M. Cook                    65    Private Investor and Consultant                                      2001

CLASS A - 2007

Burton B. Staniar                63    Chairman of Knoll, Inc.                                              2001

James W. Hall                    58    Corporate Advisor and Director                                       2003

Stephen P. Mumblow               49    President of Manhan Media, Inc.                                      (2)


(1)      New nominee to the Board of Directors.

(2) Appointed by the Board of Directors in December 2004 to serve until the Annual Meeting of Stockholders to be held in 2007.

NOMINEES FOR TERMS EXPIRING IN 2008:  CLASS B DIRECTORS

CLASS B DIRECTORS

         JEAN B. CLIFTON is the Executive Vice President and Chief Financial Officer and a director of the Company, positions she has held since the inception of the Company's predecessor in 1990. Ms. Clifton, a Certified Public Accountant, began her business career at Arthur Young & Co. (a predecessor to Ernst & Young LLP). Ms. Clifton has 18 years of senior management experience in the newspaper industry. Ms. Clifton is a member of the Board of Directors of the Newspaper Association of America ("NAA"), the Board of Directors of the Fresh Air Fund, and the Board of Directors of the Lower Bucks Chapter of the American Red Cross.

         JOSEPH A. LAWRENCE has been a director of the Company since August 1997. From June 1998 to January 1999, Mr. Lawrence was Executive Vice President and Chief Administrative Officer of Qwest. Prior to June 1998, Mr. Lawrence was Executive Vice President and Chief Financial Officer of LCI International, Inc. ("LCI"). Mr. Lawrence joined LCI in October 1993 as Senior Vice President of Finance and Development and Chief Financial Officer, assuming the role of Executive Vice President and Chief Financial Officer in August 1997. From 1990 to 1993, Mr. Lawrence was Senior Vice President of Finance and Administration for MCI Communications Corporation's Consumer Markets division and from 1985 to 1990 was Vice President of Finance for MCI Communications Corporation's Mid-Atlantic division.

         LAURNA GODWIN HUTCHINSON is a new nominee to the Board of Directors. Ms. Hutchinson is the President of Vector Communications Corporation, a public engagement and communications consulting firm that she co-founded in 1998. Prior to that time, Ms. Hutchinson served as a broadcast journalist for nearly twenty years and is a three-time Emmy award winner. Ms. Hutchinson is an active volunteer in community affairs, and currently serves as Chairman of the Board of Trustees of Blackburn College in Carlinville, Illinois; a trustee of the Whitaker Foundation; and as a member of the Board of Directors of the United Way of Greater St. Louis, the Girl Scout Council of Greater St. Louis and the St. Louis Regional Chamber and Growth Association. In 2000, Ms. Hutchinson was appointed by the Governor of Illinois to the Illinois Community College Board, which oversees the state's 48 community colleges.

CLASS C DIRECTORS

         ROBERT M. JELENIC is the Chairman, President and Chief Executive Officer of the Company. He has been President and Chief Executive Officer and a director since the inception of the Company's predecessor in 1990 and became Chairman in 1997. A Chartered Accountant, Mr. Jelenic began his business career with Arthur Andersen in Toronto, Canada. Mr. Jelenic has 28 years of senior management experience in the newspaper industry, including 12 years with the Toronto Sun Publishing Corp. Mr. Jelenic is a member of the Board of Directors of the Audit Bureau of Circulations ("ABC") and Lamar Advertising Company.

         JOHN L. VOGELSTEIN has been a director of the Company and its predecessors for more than the past ten years. Mr. Vogelstein is a General Partner of Warburg Pincus & Co. ("WP") and a Member and Vice Chairman of Warburg Pincus LLC ("WP LLC"), where he has been employed since 1967. Mr. Vogelstein is a director of Mattel, Inc.

         ERROL M. COOK has been a director of the Company since May 2001. From 1991 to 1998, Mr. Cook was a General Partner of WP and a Member and Managing Director of WP LLC. From 1989 to 1991, Mr. Cook was Managing Director of Wertheim Schroder & Co. Prior to that, Mr. Cook, a Certified Public Accountant, was a Senior Partner at Ernst & Young LLP. Mr. Cook is a director of Omnicom Group, Inc.

CLASS A DIRECTORS

         JAMES W. HALL has been a director of the Company since July 2003. From January 2003 to June 2004, Mr. Hall served GrowthWorks (WVIS) Ltd., a venture capital fund manager, in a transition role as Senior Vice President, Investments. From July 1990 to December 2002, he was Senior Vice President and Chief Investment Officer of Working Ventures Canadian Fund Inc. and Working Ventures II Technology Fund Inc., where he was responsible for the core investment management activities of the funds. After beginning his career as a Chartered Accountant, Mr. Hall subsequently held senior positions at Citicorp and Lloyds Bank Canada. He presently serves on the Board of Directors of Indigo Books & Music Inc., and is a Trustee of General Donlee Income Fund and

TerraVest Income Fund, each of which is listed on the Toronto Stock Exchange.

         BURTON B. STANIAR has been a director of the Company since May 2001. Mr. Staniar is Chairman of Knoll, Inc., a global office furnishing company. Prior to joining Knoll, Inc. in 1994, Mr. Staniar was Chairman of Westinghouse Broadcasting Company, which operated television and radio stations, a television production company and cable programming ventures. He was named Chairman of Westinghouse Broadcasting Company in 1987 after previously serving as President of Group W Cable, Inc. Mr. Staniar has also held marketing and general management positions at Colgate-Palmolive Company and Church & Dwight Co., Inc. Mr. Staniar is a director of Knoll, Inc. and Church & Dwight Co., Inc.

         STEPHEN P. MUMBLOW has been a director of the Company since December 2004. Since January 2002, Mr. Mumblow has served as the President of Manhan Media, Inc., an investment company in the media industry. From August 1998 to January 2002, Mr. Mumblow was the President and a Director of Communications Corporation of America, a television and radio broadcasting company. Mr. Mumblow was a Managing Director of Chase Securities, Inc., an investment banking firm, from March 1988 to August 1998. Prior to that, he was a Vice President of Michigan Energy Resources Company, an intrastate natural gas utility company and cable television and broadcasting concern, and Citibank, N.A., a commercial bank. He presently serves on the Board of Directors of Lamar Advertising Company.

      THE BOARD RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE ELECTION OF
        JEAN B. CLIFTON, JOSEPH A. LAWRENCE AND LAURNA GODWIN HUTCHINSON
                              AS CLASS B DIRECTORS.


                    GENERAL INFORMATION RELATING TO THE BOARD
THE BOARD

         The Board manages the business and affairs of the Company. The Board is currently comprised of nine members. The Board has determined that all seven of the current non-management directors, being Messrs. Cook, Hall, Lawrence, Mumblow, Staniar and Vogelstein, as well as Gary D. Nusbaum (whose term will expire at the 2005 Annual Meeting), are independent within the meaning of the New York Stock Exchange (the "NYSE") listing standards. As part of this determination, the Board determined that none of such directors has any material relationships with the Company, other than in their respective capacities as directors.

         The Company's non-management directors regularly meet in scheduled executive sessions without management. Mr. Vogelstein has been appointed by the non-management directors to serve as the lead director of such sessions. Stockholders and other interested parties may communicate with the Board, the lead director or the non-management directors individually or as a group by writing to such director(s) in care of the Corporate Secretary, Journal Register Company, State Street Square, 50 West State Street, Trenton, New Jersey 08608-1298. All such communications will be promptly distributed by the Corporate Secretary to the appropriate director(s).

         The Board held nine meetings (exclusive of committee meetings) during fiscal 2004. To assist it in carrying out its duties, the Board has delegated certain authority to three committees whose functions and current members are described below. All of the current members of the Board attended at least 75 percent of the aggregate meetings of the Board and the committees thereof of which he or she was a member during 2004. Board members are encouraged to attend the Annual Meeting of Stockholders, and all of the directors attended the 2004 Annual Meeting of Stockholders.

COMMITTEES OF THE BOARD

         During 2004, the standing committees of the Board consisted of an Audit Committee, established in September 1997, a Compensation Committee, established in May 1997, and a Corporate Governance Committee, established in October 2002. Each committee of the Board is composed entirely of independent directors. Each committee operates pursuant to a written charter that sets forth the committee's responsibilities and authority. Copies of such charters are available on the Company's Website at www.journalregister.com.

         AUDIT COMMITTEE. The Audit Committee currently consists of Messrs. Cook (Chairman), Hall, Lawrence and Mumblow, each of whom has been determined by the Board to be independent as required of audit committee members by the NYSE and by applicable rules of the Securities and Exchange Commission (the
"Commission"). The Board of Directors has also determined that Mr. Cook possesses accounting and related financial management expertise within the meaning of the listing standards of the NYSE and therefore qualifies as an "audit committee financial expert" as defined in applicable Commission rules. During 2004, the Audit Committee held 18 meetings. No member of the Audit Committee currently serves on the Audit Committee of more than three public companies. The Audit Committee is responsible for, among other things, reviewing and helping to ensure the integrity of the Company's financial statements. Among other responsibilities, the Audit Committee, with management and independent and internal auditors, reviews the adequacy of the Company's internal controls. The Audit Committee is also directly responsible for the appointment, replacement, compensation and oversight of the Company's independent registered public accounting firm, and performs its oversight responsibilities as set forth in the Audit Committee Charter.

         COMPENSATION COMMITTEE. During 2004, the Compensation Committee, which currently consists of Messrs. Lawrence (Chairman), Nusbaum and Staniar, held eight meetings. It is anticipated that Mr. Vogelstein will join the Compensation Committee following the 2005 Annual Meeting. The Compensation Committee is responsible for, among other things, reviewing, evaluating and approving all compensation plans, policies and programs that affect directors and senior management. The Compensation Committee also has primary responsibility for administering the 1997 Stock Incentive Plan (the "1997 Plan") and the Executive Incentive Compensation Plan.

         CORPORATE GOVERNANCE COMMITTEE. During 2004, the Corporate Governance Committee, which currently consists of Messrs. Hall (Chairman), Nusbaum, Staniar and Vogelstein, held four meetings. It is anticipated that Ms. Hutchinson will join the Corporate Governance Committee following the 2005 Annual Meeting. The Corporate Governance Committee is responsible for, among other things, selecting potential candidates to serve as Board members, making recommendations to the Board concerning the structure and membership of the other Board committees and overseeing annual self-evaluations of the Board and its committees. The Corporate Governance Committee identifies potential candidates to serve as Board members by introduction from management, members of the Board, employees or other sources, including stockholders that satisfy the Company's policy regarding stockholder proposals. See "Submission of Stockholder Proposals" below. The Corporate Governance Committee evaluates all director candidates in the same manner regardless of the source of the recommendation. The Corporate Governance Committee also advises the Board on corporate governance matters.

COMPENSATION OF DIRECTORS

         Independent directors receive an annual fee of $25,000. Committee members receive an additional annual fee of $2,500 for each Committee served, except for Audit Committee members, who receive $10,000. Committee chairpersons receive an additional annual fee of $5,000, except for the Audit Committee chair, who receives an additional $15,000. The lead director, if not a Committee chairperson, also receives an additional annual fee of $5,000. All directors are reimbursed for all reasonable expenses incurred in connection with their service as Board members. Independent directors also currently receive annual grants of restricted stock units ("RSUs") with a market value on the date of grant equal to $25,000 on terms and conditions specified by the Compensation Committee.

                              CORPORATE GOVERNANCE

         The Company makes available a wide variety of information free of charge on its Website at www.journalregister.com. For example, the Company's filings with the Commission are available on the Company's Website as soon as reasonably practicable after the reports are electronically filed with the Commission. The Company's Website also contains news releases, financial information, Company profiles and corporate governance information, including copies of the Company's Corporate Governance Guidelines, the Company's Code of Business Conduct and Ethics, the Company's Code of Ethics for CEO and Other Senior Financial Officers, the Company's Audit Committee Pre-Approval Policy, the charters of each of the Committees of the Board of Directors, and information regarding how interested parties may contact the Board, the lead director or the non-management directors as a group. Mailed copies of such information can be obtained free of charge by writing to the Company at Journal Register Company, State Street Square, 50 West State Street, Trenton, NJ 08608-1298, Attention: Corporate Secretary. The contents of the Company's Websites are not incorporated into this filing.

         The Company maintains corporate governance guidelines and practices that are in compliance with the Sarbanes-Oxley Act of 2002 and the Commission rules promulgated thereunder, as well as the listing requirements of the NYSE, including:

     |X| A majority of the Company's directors are independent of the Company and its management. The Board has determined that seven of the nine directors, including all non-management directors, are independent within the meaning of the NYSE listing standards.

     |X| All members of the Board's Audit Committee, Compensation Committee and Corporate Governance Committee are independent.

     |X|  Each Committee of the Board operates pursuant to a written charter.

     |X| The Audit Committee contains at least one member who is an "audit committee financial expert" as defined in applicable Commission rules.

     |X| The Audit Committee pre-approves all audit and permissible non-audit services provided by the independent registered public accounting firm, subject to certain de minimis exceptions.

     |X| The directors meet regularly in executive session without the presence of management.

     |X| The independent directors have designated an independent lead director to chair the executive sessions of the Board.

     |X|  The Board has adopted Corporate Governance Guidelines.

     |X|  The Company maintains a Code of Business Conduct and Ethics.

     |X| The Company also maintains a Code of Ethics for CEO and Senior Financial Officers that imposes additional obligations upon the Chief Executive Officer and senior financial officers.

     |X| The Company has established an ethics hotline, allowing for the anonymous submission of employee complaints regarding accounting, auditing or financial matters. Any such matters are to be reviewed under Audit Committee direction and oversight.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION

         The following table sets forth information concerning compensation for services in all capacities during 2004, 2003 and 2002 awarded to, earned by or paid to the Company's Chief Executive Officer and all other executive officers of the Company whose aggregate cash and cash equivalent compensation exceeded $100,000, and who were serving the Company at the end of fiscal 2004 (the "Named Executives").

                           SUMMARY COMPENSATION TABLE

                                       Annual Compensation             Long-Term Compensation
                                       --------------------    --------------------------------------
                                                                        Awards               Payouts
                                                               --------------------------   ---------
                                                                Restricted    Securities
                                                                  Stock       Underlying       LTIP        All Other
                                 Year  Salary ($) Bonus ($)    Awards ($)(1)  Options (#)    Payouts(2)  Compensation(3)
                                 ----  ---------- ---------    -------------  -----------   ----------   ---------------

Robert M. Jelenic,               2004   $969,000  $750,000          $475,750     100,000            -       $113,624
   Chairman, President and       2003    950,000   300,000                 -     210,000            -         66,643
   Chief Executive Officer       2002    950,000   400,000                 -     250,000     $124,741         75,018

Jean B. Clifton,                 2004   $591,600  $487,500          $253,727      60,000            -        $69,974
   Executive Vice President and  2003    580,000   195,000                 -     115,000            -         36,910
   Chief Financial Officer       2002    565,000   260,000                 -     135,000      $58,874         35,399

Thomas E. Rice,                  2004   $296,000  $105,000           $38,060      18,000            -        $31,548
   Senior Vice President,        2003    290,000    42,000                 -      24,000            -         16,380
   Operations                    2002    280,000    45,000                 -      24,000      $23,814         17,223

Allen J. Mailman,                2004   $220,000   $90,000           $22,208      15,000            -        $27,278
   Senior Vice President,        2003    215,000    30,000                 -      16,000            -         14,908
   Technology                    2002    210,000    30,000                 -      16,000      $20,979         17,098

Marc S. Goldfarb                 2004   $220,000   $75,000           $19,030      14,500            -        $16,221
   Vice   President, General     2003    210,000    24,000                 -      25,000            -          1,944
   Counsel and Corporate         2002          -         -                 -           -            -              -
   Secretary


(1) Reflects the assumed value, based on the fair market value of the Company's Common Stock on December 26, 2004, of RSUs granted in May 2004 to each Named Executive. The RSUs vested in March 2005 upon the achievement of certain performance goals, and the holders are entitled to receive their pro rata share of any dividends paid on the Common Stock issued upon such vesting.

(2) LTIP payouts in 2002 relate to a bonus plan (the "StarShare Plan") maintained by the Company prior to the Company's initial public offering of Common Stock in May 1997 (the "Offering"). Each participant received award units (the "StarShare Units") based on target percentages of his or her base salary. Each StarShare Unit represented a proportionate share of an aggregate dollar amount. Such dollar amount was based on certain performance measures related to the Company's compound annual growth in cash flow and revenue and the Company's reduction in debt and/or equity redemption over a three-year performance period. In general, StarShare Units granted under the StarShare Plan vested at the end of the third year of the grant. Following the applicable vesting period, the values of the StarShare Units were to be paid to the participants in three equal annual installments, with interest paid on the second and third payments at the applicable treasury note rate from the first applicable payment date. The Company discontinued making grants under the StarShare Plan prior to completion of the Offering and all future payouts with respect to then outstanding grants were payable solely in cash.

(3) These amounts include the Company's matching contributions under the Company's 401(k) Plan and Supplemental 401(k) Plan for 2004, 2003 and 2002, respectively, which were as follows for each Named Executive: Mr. Jelenic - $96,900, $42,750 and $42,750; Ms. Clifton - $59,160, $26,100
         and $25,425;  Mr. Rice - $29,600,  $13,050 and $12,600;  Mr.  Mailman -
         $22,000, $9,675 and $9,450; and Mr. Goldfarb - $13,017.

STOCK AWARD GRANTS

         The following table sets forth information regarding grants of options to purchase shares of Common Stock made by the Company during the fiscal year ended December 26, 2004 to each of the Named Executives. No stock appreciation rights ("SARs") were granted during fiscal 2004.

                        OPTION GRANTS IN FISCAL YEAR 2004

                                                                                            Potential Realizable Value
                                                                                               at Assumed Annual
                                Number of     Percent of                                      Rates of Stock Price
                               Securities    Total Options                                      Appreciation for
                               Underlying     Granted to      Exercise                          Option Term(4)
                                 Options     Employees in      Price        Expiration          -----------------
   Name                      Granted (#)(1)     2004(2)     ($/Share)(3)      Date              (5%)       (10%)
   ----                      --------------     -------     ------------      ----              ----       ----

   Robert M. Jelenic             100,000          23.0%        $19.40        5/19/14       $1,220,056    $3,091,860
   Jean B. Clifton                60,000          13.8%        $19.40        5/19/14       $  732,033    $1,855,116
   Thomas E. Rice                 18,000           4.1%        $19.40        5/19/14       $  219,610    $  556,535
   Allen J. Mailman               15,000           3.4%        $19.40        5/19/14       $  183,008    $  463,779
   Marc S. Goldfarb               14,500           3.3%        $19.40        5/19/14       $  176,908    $  448,320

---------------------

(1) Options vest and become exercisable in five equal annual installments beginning on the first anniversary of the date of grant.

(2) The Company granted options to purchase a total of 435,038 shares of Common Stock during fiscal year 2004.

(3) The exercise price of the options granted was equal to the fair market value of the shares of Common Stock underlying the options on the grant date.

(4) Amounts reported in these columns represent amounts that may be realized upon exercise of options immediately prior to the expiration of their term assuming the specified compounded rates of appreciation (5% and 10%) on the Common Stock over the term of the options. These assumptions are based on rules promulgated by the Commission and do not reflect the Company's estimate of future stock price appreciation. Actual gains, if any, on the stock option exercises and Common Stock holdings are dependent on the timing of such exercise and the future performance of the Common Stock. There can be no assurance that the rates of appreciation assumed in this table can be achieved or that the option holder will receive the amounts reflected.

FISCAL YEAR-END OPTION VALUES

         The following table sets forth information regarding the number and fiscal year-end value of unexercised options held at December 26, 2004 by each of the Named Executives.

 AGGREGATED OPTION EXERCISES IN FISCAL YEAR 2004 AND FISCAL YEAR-END OPTION VALUES

                                                               Number of Securities         Value of Unexercised
                             Shares                           Underlying Unexercised           "In-the-Money"
                            Acquired                            Options at Fiscal            Options at Fiscal
                               on                                  Year-End (#)                 Year-End ($)
      Name                Exercise (#)     Value Realized    Exercisable/Unexercisable  Exercisable/Unexercisable(1)
      ----                ------------     ---------------   -------------------------  ----------------------------
Robert M. Jelenic            106,717           $743,879          1,507,917/580,000           $3,040,575/$844,650
Jean B. Clifton               53,358           $371,936           764,458/317,000            $1,537,670/$443,780
Thomas E. Rice                     -                  -           148,474/66,000              $373,274/$80,328
Allen J. Mailman              15,000           $104,070           117,455/48,800              $231,385/$61,481
Marc S. Goldfarb                   -                  -            5,000/34,500                $5,920/$23,680

--------------------

(1) Options are "in-the-money" if the fair market value of the underlying securities exceeds the exercise price of the options. The amounts represent the difference between the fair market value of the Common Stock issuable upon exercise of options at December 26, 2004, and the exercise price of the options, multiplied by the applicable number of options.

THE 1997 STOCK INCENTIVE PLAN

         In 1997, the Board adopted and the stockholders approved the Company's 1997 Stock Incentive Plan. This plan was amended in 2004 following approval of the amendments by the Compensation Committee and the stockholders (such plan, as so amended, the "1997 Plan"). The purpose of the 1997 Plan is to provide incentives to the directors, officers and key employees to grow and increase the profitability of the business of the Company, which will inure to the benefit of the stockholders. Set forth below is a discussion of the material terms of the 1997 Plan.

         The 1997 Plan authorizes the granting of up to 7,383,750 shares of Common Stock. The maximum number of shares for which any individual may be granted awards under the 1997 Plan in a single fiscal year is 500,000. These limits are subject to adjustment for certain changes in the Company's capitalization, such as stock splits, and mergers or other corporate transactions.

         The 1997 Plan authorizes the grant of (i) incentive stock options ("ISOs") and non-qualified stock options ("NQOs") (in each case, with or without related stock appreciation rights ("SARs")) to acquire Common Stock, (ii) awards of restricted shares of Common Stock ("Restricted Stock"), (iii) stock units (including, in the discretion of the Compensation Committee, dividend equivalents in connection therewith) ("Stock Units"), and (iv) SARs unrelated to stock options (collectively, "Awards") to such directors, officers and other employees of, and consultants to the Company, its subsidiaries and affiliates, as may be designated by the Compensation Committee or such other committee of the Board as the Board may designate.

         The Compensation Committee currently administers the 1997 Plan, approves the eligible participants who will receive Awards, determines the form and terms of the Awards, and has the power to fix vesting periods. Subject to certain limitations, the Compensation Committee may from time to time delegate some of its authority under the 1997 Plan. Approximately 330 persons are currently active participants in the 1997 Plan. Each of the Named Executives received a grant of stock options and stock units during 2004. For details regarding the 2004 grants made to the Named Executives, see "Summary Compensation Table" and "Stock Award Grants."

         The 1997 Plan also provides that each director of the Company who is not otherwise an employee of the Company or any of its subsidiaries or affiliates will receive, during the term of his or her directorship, an annual grant of NQOs to purchase 9,000 shares of Common Stock (subject to the authority of the Compensation Committee to modify this number of shares) on terms and conditions specified by the Compensation Committee. In 2004, in lieu of such automatic grant, the Compensation Committee granted 1,250 stock units (with a market value on the date of grant of approximately $25,000) to each director that was eligible for the automatic grant.

         Awards under the 1997 Plan generally are not transferable, except by will and the laws of descent and distribution or to the extent otherwise permitted by the Compensation Committee. The 1997 Plan provides default rules governing treatment of Awards upon termination of the awardee's employment, although the Compensation Committee may deviate from these default rules in the specific Award agreement. The 1997 Plan provides that the vesting of Awards will generally be accelerated upon a Change in Control of the Company (as defined in the 1997 Plan) and that upon a Change in Control the Compensation Committee may make any other adjustments it deems appropriate and consistent with the 1997 Plan's purposes. The 1997 Plan also prohibits repricing of stock options or SARs unless stockholder approval of the repricing is obtained.

         Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), provides that publicly traded companies may not deduct compensation paid to the chief executive officer or any of the four most highly compensated other officers ("Covered Employees") to the extent it exceeds $1,000,000 in any one tax year, unless the payments satisfy the applicable requirements for the "performance-based compensation" exception, including stockholder approval of the material terms of the compensation. The 1997 Plan is designed so that stock options and SARs granted with an exercise price not less than the fair market value of the Common Stock as of the date of grant, and awards of Common Stock designated as "Qualified Performance-Based Awards" (as defined in the 1997
Plan), that are made to Covered Employees will be considered performance-based and hence fully deductible. However, the Compensation Committee has the discretion to grant Awards to Covered Employees that do not qualify for the exemption from Section 162(m). Moreover, in certain cases such as death or disability, Qualified Performance-Based Awards may become payable even though the performance goals are not met, in which event the Qualified Performance-Based Awards will not be exempt from Section 162(m) and the Company may lose part or all of its tax deduction.

         No additional Awards may be granted under the 1997 Plan after May 6, 2007.

EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL
ARRANGEMENTS

         In March 2003, the Company modified existing change-in-control agreements with each of Robert M. Jelenic and Jean B. Clifton. The new Employment Agreements, which contain severance benefits triggered by a change-in-control of the Company that are substantially similar to those contained in the prior change-in-control agreements, provide that Mr. Jelenic shall be employed as the Company's Chairman, President and Chief Executive Officer and Ms. Clifton as the Company's Executive Vice President and Chief Financial Officer at annual base salaries at least equal to $950,000 and $580,000, respectively, plus an annual performance-based bonus with a target amount not less than 30 percent of the base salary. The initial term of each of the agreements extends through December 31, 2006; provided, that, unless otherwise terminated pursuant to the agreements, the term of the agreements will be extended on December 31 of each year so as to automatically extend the termination date to a date that is three years from such December 31. Pursuant to the agreements, the term of such agreements shall not extend beyond the executive's 65th birthday. If the Company terminates the executive's employment (other than for cause, death or disability) or the executive terminates for good reason (as defined in the agreements) during the term, the executive is generally entitled to receive (i) three times (a) the executive's annual base salary plus (b) the executive's average annual bonus (as defined in the agreements); (ii) accrued but unpaid compensation and a pro-rata bonus for the year of termination; (iii) continuation of his or her health and welfare and fringe benefits for three years; (iv) a lump sum payment having an actuarial present value equal to the additional pension benefits (including any benefits under a defined benefit retirement plan or any excess or supplemental retirement plans in which the executive participates) the executive would have received if he or she had continued to be employed by the Company for an additional three years and (v) outplacement benefits. The agreements also provide that the executive is entitled to receive a payment in an amount sufficient to make the executive whole for any federal excise tax on excess parachute payments, unless the executive's excess parachute payments are not at least 110 percent of the safe harbor amount, in which event they will be reduced to the safe harbor amount to eliminate the excise tax. In addition, under certain circumstances, the executives will be subject to certain non-competition provisions.

                             COMPENSATION COMMITTEE
                        REPORT ON EXECUTIVE COMPENSATION

         At the close of fiscal year 2004, the members of the Compensation Committee (the "Committee") were Messrs. Lawrence (Chairman), Nusbaum and Staniar. The Committee oversees the compensation policies applicable to all employees and has specific responsibility for the compensation arrangements for the Company's Chief Executive Officer and Chief Financial Officer and the other members of senior management. It also has primary responsibility for administering the 1997 Plan and the Executive Incentive Compensation Plan.

EXECUTIVE COMPENSATION PHILOSOPHY

         The objectives of the Company's executive  compensation program are to:
(1) attract and retain executives with the skills critical to the long-term success of the Company; (2) motivate and reward individual and team performance in attaining business objectives and maximizing stockholder value; and (3) link a significant portion of compensation to appreciation in the price of the Company's stock, so as to align the interests of the executive officers with those of the stockholders.

         To meet these objectives, the total compensation program is designed to be competitive with the programs of other comparable media companies and to be fair and equitable to both the Company and the executives. Consideration is given to each executive's overall responsibilities, professional qualifications, business experience, job performance, technical expertise and career potential and the combined value of these factors to the Company's long-term performance and growth.

EXECUTIVE COMPENSATION PROGRAM

         Each year the Compensation Committee, which is comprised entirely of independent directors, determines the compensation arrangements for the Company's executive officers, including the individuals whose compensation is detailed in this Proxy Statement. The executive compensation program has three principal components: salary, short-term incentive compensation (annual bonus) and long-term incentive compensation, each of which is described below. While the components of compensation are considered separately, the Committee takes into account the full compensation package afforded by the Company to the individual executive. While the Committee considers the individual and Company performance factors in making compensation decisions, the Committee applies its own business judgment in making final determinations.

         SALARY. Salary is determined by evaluating the responsibilities of the position held, the individual's past performance, potential, period of service at current salary level and the competitive marketplace for executive talent. The Company believes that salary ranges for the Company's executive officers are comparable to salary ranges of executives at comparable companies, as reported in data available to the Committee.

         ANNUAL BONUS. In addition to salary, each executive officer is eligible to receive an annual bonus, which is linked to the operating and financial performance of the Company or the business unit for which he or she is responsible, or to both, as well as to individual performance goals. The Committee believes that bonuses paid to these individuals, including those whose compensation is reported in the Summary Compensation Table, reflect the level of achievement of Company goals and individual performance goals during 2004.

         LONG-TERM INCENTIVE COMPENSATION. The purpose of long-term incentive awards, currently in the form of stock options and grants of performance-based RSUs, to members of the Company's senior management is to align the interests of these individuals with the interests of stockholders. All stock options are granted with an exercise price of at least 100 percent of Fair Market Value (as defined in the 1997 Plan) of the Common Stock on the date of grant, and they vest, subject to certain change-of-control provisions of the 1997 Plan, over a five-year period in increments of 20 percent annually. In determining the number of options and stock units granted to an executive, the Committee bases its decision on an evaluation of the individual's past performance and potential to enhance stockholder value and on the relationship of equity and objective performance goals to the other components of his or her compensation. The 1997 Plan also provides for the grant of other forms of long-term awards including restricted stock and SARs.

CEO COMPENSATION

         The base salary of the Chief Executive Officer ("CEO") is determined by the Committee in a manner consistent with the base salary guidelines stated above. Specific consideration is given to the CEO's responsibilities and experience in the industry and the compensation of chief executive officers of comparable media companies. The annual bonus paid to the CEO is determined in accordance with a performance-based formula established pursuant to the Company's Executive Incentive Compensation Plan, as approved by stockholders at the 2004 Annual Meeting of Stockholders. In 2004, the CEO received the annual incentive bonus to which he was entitled under the specific targets established for the year, which was $750,000. In recognition of Mr. Jelenic's performance and consistent with the Company's policy of providing a compensation program with a significant equity component, the Committee awarded Mr. Jelenic 100,000 stock options during 2004, which have an exercise price of $19.40 per share, will vest in equal annual installments over five years and expire in ten years. Mr. Jelenic was also awarded 25,000 RSUs, which vested on March 28, 2005 upon the achievement of certain performance objectives.

DEDUCTIBILITY OF EXECUTIVE COMPENSATION

         Section 162(m) of the Code limits to $1 million in any one tax year the deduction that a publicly held corporation may take for compensation paid to each of its chief executive officer and four other most highly compensated employees unless the compensation satisfies the applicable requirements for the "performance-based compensation" exception. Performance-based compensation must be linked to achievement of pre-established, objective performance goals under a plan approved by stockholders.

         In order to reduce or eliminate the amount of compensation that would not qualify for a tax deduction, should the compensation of the CEO or any other executive officer exceed $1 million in any year, the Company's Executive Incentive Compensation Plan was submitted to and approved by stockholders at the Company's 2004 annual meeting, so that amounts earned thereunder by certain employees will qualify as performance-based.

         Respectfully submitted,

         Joseph A. Lawrence

         Gary D. Nusbaum

         Burton B. Staniar


           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         The Compensation Committee of the Board currently consists of Joseph A. Lawrence, Gary D. Nusbaum and Burton B. Staniar. No member of the Compensation Committee was an officer or employee of the Company or any subsidiary of the Company during fiscal year 2004. There are no interlock relationships as defined in applicable Commission rules.

                             AUDIT COMMITTEE REPORT

         The Audit Committee of the Board, consisting solely of independent, non-management directors, assists the Board in carrying out its oversight responsibilities for the Company's financial reporting process, audit process and internal controls.

         The Audit Committee operates under a written charter, a copy of which is available on the Company's Website.

         In fulfilling its oversight responsibilities, the Audit Committee has reviewed and discussed in detail the audited fiscal year 2004 financial statements with the Company's management and with Ernst & Young LLP, the Company's independent registered public accounting firm. In addition, the Audit Committee has discussed with Ernst & Young LLP the matters required to be discussed by Statement on Auditing Standards Number 61, COMMUNICATION WITH AUDIT COMMITTEES, as modified or supplemented. The Audit Committee has received the written disclosures and the letter from Ernst & Young LLP required by Independence Standards Board Standard Number 1, INDEPENDENCE DISCUSSIONS WITH AUDIT COMMITTEES, as modified or supplemented, and has discussed with the independent registered public accounting firm their independence from the Company and its management. The Audit Committee has also considered whether Ernst & Young LLP's provision of non-audit services to the Company is compatible with the independence of such firm.

         Based on these reviews and discussions, the Audit Committee recommended to the Board, and the Board has approved, that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 26, 2004, for filing with the Commission.

         Based on the Audit Committee's and management's assessment of the performance of Ernst & Young LLP during the audit of the Company's financial statements for the fiscal year ending December 26, 2004, the Audit Committee recommended to the Board that Ernst & Young LLP be engaged as the Company's independent registered public accounting firm for fiscal year 2005.

         Respectfully submitted,

         Errol M. Cook

         James W. Hall

         Joseph A. Lawrence

         Stephen P. Mumblow

             SECURITY OWNERSHIP OF BENEFICIAL OWNERS AND MANAGEMENT
                         AND RELATED STOCKHOLDER MATTERS

         The following table sets forth certain information regarding the beneficial ownership of Common Stock, as of March 28, 2005, by (i) each person known to the Company to own beneficially more than 5 percent of the Company's outstanding shares of Common Stock, (ii) each director and nominee of the Company, (iii) each of the Named Executives and (iv) all executive officers, directors and nominees of the Company, as a group. Unless otherwise indicated, the address of each of our directors, nominees and officers is c/o Journal Register Company, State Street Square, 50 West State Street, Trenton, New Jersey 08608-1298. Except as set forth below, information with respect to beneficial ownership has been furnished to the Company by the respective stockholders of the Company.

                                                                                          Amount and
                                                                                            Nature
                                                                                         of Beneficial          Percentage
          Name and Address of Beneficial Owner                                            Ownership(1)           Of Class
          ------------------------------------                                           -------------          ----------
          Ariel Capital Management, LLC (2)                                                  6,272,598             14.9%
          200 E. Randolph Drive, Suite 2900
          Chicago, IL  60601

          Private Capital Management, L.P. (3)                                               4,275,318             10.2%
          8889 Pelican Bay Blvd.
          Naples, Florida  34108

          Wachovia Corporation (4)                                                           3,366,100             8.0%
          One Wachovia Center
          Charlotte, North Carolina  28288-0137

          T. Rowe Price Associates, Inc.(5)                                                  2,323,720             5.5%
          100 E. Pratt Street
          Baltimore, Maryland 21202


          Robert M. Jelenic (6)(7)                                                           1,963,568             4.5%
          Jean B. Clifton (6)(8)                                                             1,102,456             2.6%
          John L. Vogelstein (6)                                                               981,650             2.3%
          Joseph A. Lawrence (6)                                                                62,600               *
          Errol M. Cook (6)                                                                     21,850               *
          Burton B. Staniar (6)                                                                 21,350               *
          Gary D. Nusbaum (6)                                                                    7,350               *
          James W. Hall (6)                                                                      4,850               *
          Stephen P. Mumblow                                                                         -               *
          Laurna Godwin Hutchinson                                                                   -               *
          Thomas E. Rice (6)                                                                   204,634               *
          Allen J. Mailman (6)(9)                                                              184,570               *
          Marc S. Goldfarb (6)                                                                  15,400               *
          All directors and executive officers as a group (13 persons)                       4,773,129             10.6%

     ---------------

*        Represents   beneficial  ownership  of  less  than  1  percent  of  the outstanding shares of Common Stock.

(1) Beneficial ownership is determined in accordance with the rules of the Commission. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of Common Stock subject to options held by that person that are currently exercisable or exercisable within 60 days of March 28, 2005 are deemed outstanding. Such shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other person.
         Except as otherwise indicated, the persons in this table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them.

(2) Based upon information contained in Schedule 13G filed by Ariel Capital Management, LLC on February 14, 2005 indicating that Ariel Capital Management has sole voting power for 4,702,068 shares and sole dispositive power for 6,272,598 shares.

(3) Based upon information contained in Schedule 13G filed by Private Capital Management, L.P. ("PCM") on February 14, 2005 indicating that PCM has sole voting and dispositive power for 4,212,418 shares and the principal of PCM has sole voting and dispositive power for 62,900 shares.

(4) Based upon information contained in Schedule 13G filed by Wachovia Corporation on February 3, 2005 indicating that Wachovia Corporation has sole voting power for 311,500 shares, shared voting power for 3,048,550 shares, sole dispositive power for 3,350,615 shares and shared dispositive power for 1,250 shares.

(5) Based upon information contained in Schedule 13G filed by T. Rowe Price Associates, Inc. on February 11, 2005 indicating that T. Rowe Price Associates, Inc. has sole voting power for 757,320 shares and sole dispositive power for 2,323,720 shares.

(6) Includes shares of Common Stock which these individuals have the right to acquire within 60 days of March 28, 2005 through (i) the exercise of stock options or (ii) the vesting of restricted stock units, as follows: Robert M. Jelenic, 1,732,917; Jean B. Clifton, 884,458; John
         L. Vogelstein, 3,808; Joseph A. Lawrence, 57,808; Errol M. Cook, 17,808; Burton B. Staniar, 17,808; Gary D. Nusbaum, 3,808; James W. Hall, 3,808; Thomas E. Rice, 171,274; Allen J. Mailman, 135,055; and Marc S. Goldfarb, 13,900.

(7) Includes 900 shares of Common Stock held by Mr. Jelenic as custodian for his child.

(8) Includes 50 shares of Common Stock owned by Ms. Clifton's spouse, 914 shares of Common Stock held by Ms. Clifton as custodian for her children and 600 shares of Common Stock held by Ms. Clifton as custodian for the benefit of her nieces and nephews.

(9)      Includes 1,800 shares of Common Stock owned by Mr. Mailman's spouse.

EQUITY COMPENSATION PLAN INFORMATION

         The following table sets forth certain information regarding the Company's equity compensation plan, as of December 26, 2004.

                                                                                    Number of securities remaining
                                Number of securities to      Weighted-average        available for future issuance
                                be issued upon exercise      exercise price of       under equity compensation plans
                                of outstanding options,    outstanding options,     (excluding securities reflected
        Plan category            warrants and rights       warrants and rights              in column (a))
        -------------           -------------------       --------------------              --------------
                                          (a)                       (b)                            (c)
Equity compensation plans
approved by security holders           5,064,130                   $18.23                       1,238,004

Equity compensation plans not
approved by security holders              None                      None                          None

Total                                  5,064,130                   $18.23                       1,238,004

                       CUMULATIVE TOTAL STOCKHOLDER RETURN

         The following line graph compares the performance of the Company's Common Stock during the five-year period ended December 31, 2004 with the Russell 2000 Index and an index composed of other publicly traded companies that the Company considers its peers (the "Peer Group"). The graph assumes an investment of $100 on December 31, 1999 in the Company's Common Stock, the Russell 2000 Index and the Peer Group index. The Peer Group returns are weighted by market capitalization at the beginning of each year. Cumulative total return assumes reinvestment of dividends. The performance shown is not necessarily indicative of future performance.

       [LINE GRAPH INDICATING 5 YEAR CUMULATIVE TOTAL RETURN FOR JOURNAL
                 REGISTER COMPANY, RUSSELL 2000 AND PEER GROUP]

                                                                       Cumulative Total Values ($)*
                                                      ---------------------------------------------------------------
                                                          The Company       Russell 2000 Index       Peer Group
December 31, 1999                                           $100.00              $100.00              $100.00
March 31, 2000                                                95.54               107.08                97.45
June 30, 2000                                                118.21               103.04                99.86
September 30, 2000                                           107.69               104.18                94.88
December 31, 2000                                            104.05                96.98                92.02
March 31, 2001                                               106.30                90.67                90.78
June 30, 2001                                                104.29               103.71                96.57
September 30, 2001                                           106.88                82.08                81.59
December 31, 2001                                            136.29                99.39                95.51
March 31, 2002                                               137.32               103.35               106.75
June 30, 2002                                                130.20                94.72                98.04
September 30, 2002                                           122.10                74.45                82.89
December 31, 2002                                            115.17                79.03                90.06
March 31, 2003                                                98.85                75.48                77.78
June 30, 2003                                                117.18                93.16                92.72
September 30, 2003                                           121.45               101.62               100.04
December 31, 2003                                            134.08               116.38               110.88
March 31, 2004                                               135.38               123.66               114.61
June 30, 2004                                                129.55               124.25               110.60
September 30, 2004                                           122.43               120.70               105.26
December 31, 2004                                            125.21               137.71               112.78

* $100 invested on 12/31/99 in stock or indices, including reinvestment of dividends.

         The Peer Group is comprised of the following publicly traded newspaper publishing companies, and is weighted according to market capitalization as of the beginning of each year: (1) Lee Enterprises, Inc.; (2) The McClatchy Company; (3) Media General, Inc.; (4) Pulitzer, Inc.; (5) Dow Jones & Company, Inc.; and (6) Hollinger International Inc.

                  PROPOSAL 2 - RATIFICATION OF THE SELECTION OF
                  INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

         The Audit Committee has appointed Ernst & Young LLP as the Company's independent registered public accounting firm to conduct the audit of the Company's books and records for the fiscal year ending December 25, 2005. The Audit Committee desires to obtain stockholder ratification of its appointment of Ernst & Young LLP as its independent registered public accounting firm for the Company for fiscal year 2005. Ernst & Young LLP served as the Company's independent registered public accounting firm for the fiscal year ended December 26, 2004.

         The Audit Committee is directly responsible for the appointment and retention of the Company's independent registered public accounting firm. The Company's By-laws do not require that our stockholders ratify the appointment of our independent registered public accounting firm, and the Company is seeking such ratification because the Company believes it is a matter of good corporate governance. If the stockholders do not ratify the appointment, the Audit Committee will reconsider whether to retain Ernst & Young LLP, but may retain such firm as the Company's independent registered public accounting firm. Even if the appointment is ratified, the Audit Committee in its discretion may change the appointment at any time during the year if it determines that a change would be in the best interests of the Company and its shareholders.

         A representative of Ernst & Young LLP will attend the Annual Meeting, will have an opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions.

                 THE BOARD RECOMMENDS THAT THE STOCKHOLDERS VOTE
                  "FOR" THE RATIFICATION OF THE APPOINTMENT OF
                 ERNST & YOUNG LLP AS THE INDEPENDENT REGISTERED
                   PUBLIC ACCOUNTING FIRM FOR THE COMPANY FOR
                                FISCAL YEAR 2005.


           FEES PAID TO INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

         With respect to fiscal years 2004 and 2003, Ernst & Young LLP billed the Company for the following professional services:

                                                                                  Fiscal Year Ended
                                                                       ----------------------------------------
                                                                        Dec. 26, 2004          Dec. 28, 2003
                                                                       -----------------    -------------------
        Audit Fees                                                         $3,346,900               $663,300
        Audit-related Fees                                                    806,300                335,800
        Tax Fees                                                              110,500                129,700
        All Other Fees                                                              -                      -

         "Audit Fees" are fees for professional services for the audit of the Company's Consolidated Financial Statements, review of financial statements included in the Company's Form 10-Q filings, and services that are normally provided in connection with statutory and regulatory filings or engagements. Audit Fees for 2004 also include amounts billed in 2004 and 2005 for the audit by Ernst & Young LLP of management's fiscal year 2004 report on the effectiveness of the Company's internal control over financial reporting, as required by Section 404 of the Sarbanes-Oxley Act of 2002.

         "Audit-Related Fees" are fees for assurance and related services that are reasonably related to the performance of the audit or review of the Company's financial statements. This includes employee benefit and compensation plan audits, due diligence related to mergers and acquisitions, attestations that are not required by statute or regulation, and consulting related to financial accounting or reporting standards.

         "Tax Fees" are fees for professional services with respect to tax compliance, advice, and planning. This includes review of tax returns for the Company and its consolidated subsidiaries, refund claims, payment planning, tax audit assistance, and tax work stemming from "audit related" matters.

         "All Other Fees" are fees for other permissible work that does not meet the above category descriptions.

         The Audit Committee has considered whether the provision of permissible non-audit services is compatible with maintaining the independence of Ernst & Young LLP, and has determined that, in its opinion, they are compatible.

             AUDIT COMMITTEE'S PRE-APPROVAL POLICIES AND PROCEDURES

         Consistent with the Commission's policies regarding auditor independence, the Audit Committee has responsibility for appointing, setting compensation and overseeing the work of the independent registered public accounting firm. In recognition of this responsibility, the Audit Committee has established a policy to review and pre-approve all audit and permissible non-audit services provided by the independent registered public accounting firm, subject to certain de minimis exceptions. These services may include audit services, audit-related services, tax services and other services.

         Pre-approval is generally provided for a period of up to one year, and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The independent registered public accounting firm and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval and the fees for the services performed to date. The Audit Committee may also pre-approve particular services on a case-by-case basis. The Audit Committee has authorized Mr. Cook to pre-approve (subject to certain limitations) additional non-prohibited services between meetings of the Audit Committee, although such pre-approvals are required to be reported by Mr. Cook to the Audit Committee at its next regular meeting.

         All work performed by Ernst & Young LLP as described above under the captions Audit Fees, Audit Related Fees, Tax Fees and All Other Fees requiring pre-approval was pre-approved by the Audit Committee pursuant to the provisions of the Audit Committee charter and the Company's Audit Committee Pre-Approval Policy, each of which is available on the Company's Website.

                              COSTS OF SOLICITATION

         The cost of preparing, printing and mailing this Proxy Statement and the accompanying proxy card and the cost of solicitation of proxies on behalf of the Board will be borne by the Company. In addition to the use of the mail, proxies may be solicited personally or by telephone or by employees of the Company without additional compensation. Banks, brokerage houses and other institutions, nominees or fiduciaries will be requested to forward the proxy materials to the beneficial owners of the Common Stock held of record by such persons and entities and will be reimbursed for their reasonable expenses incurred in connection with forwarding such material.

                                  OTHER MATTERS

         As of the date of this Proxy Statement, the Board knows of no other matters that will be brought before the Annual Meeting. In the event that any other business is properly presented at the Annual Meeting, the persons named in the enclosed proxy will have authority to vote such proxy in accordance with their judgment on such business.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's directors, certain officers and persons holding more than 10 percent of a registered class of the Company's equity securities to file reports of ownership and reports of changes in ownership with the Commission and the NYSE. Directors, certain officers and greater than 10 percent stockholders are also required by Commission regulations to furnish the Company with copies of all such reports that they file. Based solely upon the Company's review of copies of such forms provided to it, the Company believes that all such filing requirements were complied with during the fiscal year ended December 26, 2004.

                       SUBMISSION OF STOCKHOLDER PROPOSALS

         The advance notice provisions of the By-laws provide, in general, that if a stockholder intends to propose business or make a nomination for the election of directors at the annual meeting, the Company must receive notice of such intention no later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year's annual meeting. If the date of the annual meeting is changed by more than 30 days before or more than 60 days after such anniversary date, notice must be delivered not earlier than the close of business on the 120th day prior to such annual meeting nor later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by the Company. The notice must include: (a) as to each person who the stockholder proposes to nominate for election or reelection, all information relating to the proposed nominee required by the Commission to be disclosed in solicitations of proxies for election of directors in an election contest or, is otherwise required (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); or (b) as to any other business, a brief description of the business desired to be brought before the annual meeting, the reasons for conducting such business at the meeting and any material interest in such business of the stockholder and the beneficial owner, if any, on whose behalf the proposal is made. The notice must also include: (i) the name and address of the stockholder and the beneficial owner, if any, on whose behalf the nomination or proposal is made and (ii) the class and number of shares of the Company that are owned beneficially and of record by such stockholder and such beneficial owner. Notwithstanding the foregoing, in the event that the number of directors to be elected to the Board is increased and there is no public announcement by the Company naming all of the nominees for director or specifying the size of the increased Board at least 100 days prior to the first anniversary of the preceding year's annual meeting, the required stockholder's notice will also be considered timely, but only with respect to nominees for any new positions created by such increase, if the notice is delivered to the Company's Corporate Secretary at its principal executive offices not later than the close of business on the 10th day following the day on which such public announcement is first made by the Company. The foregoing is only a summary of detailed provisions of the By-laws and is qualified by reference to the text thereof. If notice is timely received and in compliance with all procedures, then the proxy holders will have the right to exercise discretionary voting authority with respect to the proposal, without including information regarding the proposal in the Company's proxy materials.

         Stockholder proposals submitted for inclusion in the proxy statement to be issued in connection with the Company's 2006 Annual Meeting of Stockholders must be mailed to the Corporate Secretary, Journal Register Company, State Street Square, 50 West State Street, Trenton, NJ 08608-1298, and must be received by the Corporate Secretary on or before December 8, 2005.

                                  ANNUAL REPORT

         A copy of the Company's 2004 Annual Report is being mailed with this Proxy Statement to each stockholder entitled to vote at the Annual Meeting. Stockholders not receiving a copy of the Annual Report may obtain one, without charge, by writing, e-mailing or calling Journal Register Company at State Street Square, 50 West State Street, Trenton, NJ 08608-1298, Attention:
Corporate  Secretary;  e-mail:   ir@journalregister.com;   or  telephone:  (609)
396-2200.

                            HOUSEHOLDING OF MATERIALS

         In certain cases, only one copy of proxy statements and annual reports are being delivered to an address shared by two or more Company stockholders, unless the Company has received instructions to continue to deliver multiple copies to such address. This delivery method is referred to as "householding" and can generate meaningful cost savings for the Company. The Company will deliver promptly, upon oral or written request, a separate copy of its proxy statement and/or annual report to any stockholder at a shared address to which a single copy of these documents was delivered. If you hold stock as a registered stockholder and prefer to receive separate copies of the proxy statement or annual report either now or in the future, please contact Journal Register Company at State Street Square, 50 West State Street, Trenton, NJ 08608-1298,
Attention:  Corporate Secretary; e-mail:  ir@journalregister.com;  or telephone:
(609) 396-2200. If your shares are held through a broker or bank and you prefer to receive separate copies of the proxy statement or annual report either now or in the future, please contact your broker or bank.

                                                 By Order of the Board of
                                                 Directors,

                                                 /s/ Marc S. Goldfarb
                                                 -------------------------------
                                                 Marc S. Goldfarb
                                                 Corporate Secretary
Trenton, New Jersey
April 7, 2005